Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

VOYAGE NEWCO, INC.

Voyage Newco, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.	The Certificate of Incorporation of the Corporation is hereby amended by deleting Article 1 thereof and inserting the following in lieu thereof:

“1.	The name of this corporation is: Vacasa, Inc. (the “Corporation”).”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

(signature page follows)

IN WITNESS WHEREOF, Voyage Newco, Inc. has caused this certificate to be signed by its President this 21st day of July, 2021.

By:	/s/ Matt Roberts
Name:	Matt Roberts
Title:	President

[Signature Page to Appledoll Beauty, Inc. DE Certificate of Amendment re Name Change]

Execution Version

CERTIFICATE OF INCORPORATION
OF
Voyage Newco, Inc.

First: The name of the corporation is Voyage Newco, Inc. (the “Corporation”).

Second: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“DGCL”) or any successor statute.

Fourth: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares, all of which are Common Stock, $0.00001 par value per share.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Fifth: The name and mailing address of the sole incorporator is as follows:

NAME	MAILING ADDRESS
Haleigh Powell	505 Montgomery Street Suite 2000 San Francisco, CA 94111

Sixth: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.                  The business and affairs of the Corporation shall be managed by or under the direction of the Corporation’s Board of Directors (the “Board”).

2.                  Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

3.                  The Board is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

Seventh: Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Eighth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Any repeal or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Ninth: Subject to such limitations as may be from time to time imposed by other provisions of this Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this express reservation.

EXECUTED on July 1, 2021

/s/ Haleigh Powell
Haleigh Powell, Sole Incorporator